Registration No. 333-39946

United States

Securities and Exchange Commission

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UFP TECHNOLOGIES, INC.

(Exact name of registrant as specified

in its charter)

DELAWARE	04-2314970
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

172 East Main Street, Georgetown, Massachusetts 01833

(Address of Principal Executive Offices)

UFP TECHNOLOGIES, INC.

1993 Employee Stock Option Plan

(Full title of the plan)

R. Jeffrey Bailly

UFP TECHNOLOGIES, INC.

172 East Main Street, Georgetown, Massachusetts 01833

(Name and address of agent for service)

(978) 352-2200

(telephone number, including area code,  of agent for service)

Copies to:

Patrick J. Kinney, Jr., Esq.

Lynch, Brewer, Hoffman & Fink, LLP

75 Federal Street

Boston, Massachusetts 02110

(617) 951-0800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

EXPLANATORY NOTE

(Termination of Registration)

UFP Technologies, Inc. (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable by the Registrant pursuant to its 1993 Employee Stock Option Plan previously registered by the Registrant pursuant to Registration Statement on Form S-8 (No. 333-39946) registering 500,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 23, 2000 (the “Registration Statement”).

The above referenced stock option plan has expired by its terms and no further grants of options may be made under said stock option plan.

Pursuant to the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the 302,293 shares originally registered by the Registration Statement which remained unsold as of the expiration of the above referenced plan.

Options outstanding on the date of such discontinuance, which had terms ranging from five (5) to ten (10) years, remained in effect and were not affected by such expiration of the plan.  This Amendment shall not affect the remaining shares of Common Stock registered pursuant to the Registration Statement, and the effectiveness of the Registration Statement as to such shares shall continue unaffected by this Amendment.

Item 8.    EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Georgetown, Commonwealth of Massachusetts, on this 15th day of June, 2011.

UFP TECHNOLOGIES, INC.

By	/s/ R. Jeffrey Bailly
R. Jeffrey Bailly, President
and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ R. Jeffrey Bailly*	President, Chief Executive Officer,	June 15, 2011
R. Jeffrey Bailly	Director (principal executive officer)

/s/ Ronald J. Lataille*	Vice President, Chief Financial Officer	June 15, 2011
Ronald J. Lataille	(principal financial and accounting officer)

/s/ Kenneth L. Gestal*	Director	June 15, 2011
Kenneth L. Gestal

/s/ David Gould*	Director	June 15, 2011
David Gould

/s/ Marc Kozin*	Director	June 15, 2011
Marc Kozin

/s/ Thomas Oberdorf*	Director	June 15, 2011
Thomas Oberdorf

/s/ Robert W. Pierce*	Director	June 15, 2011
Robert W. Pierce

/s/ David K. Stevenson*	Director	June 15, 2011
David K. Stevenson

* by /s/ Patrick J. Kinney, Jr.
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney